EXHIBIT 10.7


                              CONSULTING AGREEMENT

         This  CONSULTING  AGREEMENT  ("Agreement"),  dated  this  _4__  day  of
___16_____,   1999  is  made  by  and  between  JOHN  PRINZ  &  ASSOCIATES   LLC
("Consultant") and ELECTRIC CITY CORP., a Delaware corporation ("Company").

                                    RECITALS

         WHEREAS, the Company desires to engage Consultant to serve, on a non-exclusive basis, as a consultant and the Consultant desires to be engaged by the Company as a consultant to perform certain activities as hereinafter described for an initial period of six (6) months unless terminated earlier pursuant to Section 8.

         WHEREAS, the Company intends to strengthen its position in the public market place and increase the value of its business through organic growth and through the acquisition of other operating companies.

         WHEREAS, the Company has announced its intentions to increase sales and operations of the business.

         WHEREAS, it is understood by both the Company and Consultant that they will work together leveraging Consultant's relationships in the private and public financial market place with the intent of moving Company from Over-the-Counter ("OTC") Bulletin Board status to the NASDAQ Small-Cap Market as soon as practicable.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and Company do hereby agree as follows:


                                    SECTION 1
                                    RECITALS:

         The aforementioned Recitals are incorporated into the terms and conditions of this Agreement.


                                    SECTION 2
                                    SERVICES:

         The Company hereby retains Consultant to provide, on a non-exclusive basis, the services listed below. Consultant further agrees to perform such services, to devote its knowledge and skill to the best interests of the Company in the performance thereof, and upon reasonable notice from the Company to make itself available at all reasonable times during normal business hours for consultation with the officers and directors of the Company with respect thereto. Consultant will work with the Company's executives to develop strategies, arrange meetings, review proposals, provide feedback, and assist in negotiations as requested by the Company.




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         (A) Consultant  will introduce the Company to at least three  reputable market makers ("Market Makers"). The Company will have the right, but not obligation, to work with any one or all of the Market Makers introduced by Consultant. The Company understands and agrees that it may be required to compensate a broker, dealer or Market Maker if Company agrees to work with a Market Maker. In the event Company works with any one of the Market Makers Consultant shall receive 25,000 shares of Company's common stock.

         (B) Consultant shall provide various services by and on behalf of the Company in order to promote the image and opportunities of the Company in the public market place. As part of those services Consultant will work with the Company to develop a business/financial needs plan ("Financial Plan") to facilitate capitalization of the Company. Upon the completion of a Financial Plan acceptable to Company, Consultant shall receive 15,000 shares of Company's common stock. Said payment to be made within ten (10) business days after completion of the Financial Plan.

         (C) Regardless of the mechanism used by the Company to facilitate its equity capitalization, ("Equity Process") Consultant will coordinate said Equity Process for the Company. Notwithstanding the foregoing, both Company and Consultant agree that both have financial contacts that are capable of funding some or all of the capital requirements for the Company through the Equity Process. Therefore, Consultant will receive a fee (paid in U.S. Dollars) (the "Fee") of 10% for each Equity transaction consummated between Company and an individual or entity introduced to Company by Consultant. ("Equity Transaction") Consultant's Fee is due at closing of each Equity Transaction.

         (D) Regardless of the mechanism used by the Company to facilitate its debt capitalization, ("Debt Process") Consultant will use the Financial Plan to maximize the funding of working capital needs of the Company through asset and/or cash flow based financial institutions. Consultant will receive a Fee of 3% for transactions consummated between Company and an individual or entity introduced to Company by Consultant. ("Debt Transaction") Consultant's Fee is due at closing of each Debt Transaction. Additionally, Consultant shall receive 10,000 shares of Company's common stock within ten (10) business days of the closing of the first Debt Transaction.

         (E) Consultant, through various activities shall facilitate the process needed to qualify Company as a NASDAQ small-cap company. Consultant shall also facilitate and coordinate the application process for Company to apply as a NASDAQ small-cap company. Consultant shall receive 15,000 shares of Company's common stock within ten (10) business days of Company formally becoming a NASDAQ small-cap company.

         (F) Consultant will facilitate the funding of Company's purchase of Marino Electric ("Acquisition"). Consultant shall receive a ten percent (10%) fee for only the cash portion of the Acquisition. Additionally, Consultant shall also receive 20,000 shares of Company's common stock at the closing of the Acquisition. Said payments are to be made within ten (10) business days of the Acquisition.





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                                    SECTION 3
                              REGISTRIATION RIGHTS.

                  All of the shares of Company's common stock issued to Consultant according to the terms and conditions of this Agreement shall have piggyback registration rights for any registration the Company files with the Securities & Exchange Commission registering shares of Company's common stock that are similar to the shares issued to Consultant hereunder. The Company will use its best efforts to file an S-8 registration when Company becomes a fully reporting company

                                    SECTION 4
                                    SURVIVAL.

         The term of this Agreement shall commence as of the date hereof and shall remain in effect for a period of six (6) months from the date of this Agreement, unless earlier terminated as hereinafter provided in Section 8.


                                    SECTION 5
                             INDEPENDENT CONTRACTOR

         Consultant shall be and is an independent contractor and nothing herein shall be construed to create an agency relationship or a relationship of employer and employee between the Company and Consultant or any of the employees, agents or representatives of Consultant. Consultant shall have no authority, executive or otherwise, to bind the Company.


                                    SECTION 6
                              RESTRICTIVE COVENANT

         Consultant agrees that during the term of this Agreement and for a period of one (1) year thereafter, it will not provide marketing or other services on behalf of any other entity which is offering the same or similar type of services for which it is representing Company pursuant to this Agreement.




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                                    SECTION 7
                                   ASSIGNMENT

         In view of the nature of the services to be performed by Consultant under this Agreement, Consultant shall not have the right to assign or transfer any of the rights or benefits hereunder, nor shall they be subject to voluntary or involuntary alienation without the written permission of the Company.


                                    SECTION 8
                                   TERMINATION

         This Agreement may be terminated by either party at any time by written notice of termination given to the other party at least thirty (30) days in advance of the termination date stated in such notice. Following termination of this Agreement, Company agrees to pay Consultant's Fee or shares of Company's common stock which are due or owing to Consultant based on service standards as set forth in Section 2 of this Agreement and achieved prior to the termination date hereof.


                                    SECTION 9
                                     NOTICE

         Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereto entitled, by messenger or by overnight delivery service or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below.

         If to the Consultant:

                  Prinz & Associates LLC
                  One Northfield Plaze
                  Suite 300
                  Northfield, Illinois 60093

         If to the Company:

                  Electric City Corp.
                  1280 Landmeir Road
                  Elk Grove Village, Illinois  60007
                  Attention:  Mr. Joseph Marino

With a copy to:

                  Kwiatt & Ruben, Ltd.
                  211 Waukegan Road
                  Northfield, Illinois 60093
                  Attention: Philip Ruben, Esq.






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                                   SECTION 10
                                  GOVERNING LAW

         This Agreement and all questions arising in connection herewith shall be governed by the laws of the State of Illinois.


                                   SECTION 11
                                ENTIRE AGREEMENT

         This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.


                                   SECTION 12
                                   SEVERABLITY

         All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.


                                   SECTION 13
                                  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.


ELECTRIC CITY CORP.                         PRINZ & ASSOCIATES LLC


By:      __/SS/_Joe Marino________          By:      __/SS/__John Prinz______

Title:   _______________________            Title:   _______________________







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